As filed with the Securities and Exchange Commission on June 13, 2001
Registration No. 333 -

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NET2000 COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	51-0384995 (I.R.S. Employer Identification No.)

2180 Fox Mill Road Herndon, Virginia (Address of principal executive offices)	20171 (Zip Code)

NET2000 COMMUNICATIONS, INC. AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN
(Full title of plans)

(Name, address and telephone
number of agent for service)
Lee Weiner, Esquire
Executive Vice President and General Counsel
Net2000 Communications, Inc.
2180 Fox Mill Road
Herndon, Virginia 20171
(703) 654-2010	(Copy to:) Nancy A. Spangler, Esquire Piper Marbury Rudnick & Wolfe LLP 1850 Centennial Park Drive, Suite 610 Commerce Park III Reston, Virginia 20191 (703) 390-5240

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
	to be	Offering	Aggregate	Registration
Title of Securities to be Registered	Registered	Price Per Unit (3)	Offering Price (3)	Fee (3)

Common Stock, $.01 par value	5,000,000 (1)(2)	$1.14	$5,700,000	$1,425

(1)	An aggregate of 9,375,000 shares of Common Stock may be offered or issued pursuant to the Amended and Restated 1999 Stock Incentive Plan, 4,375,000 of which were previously registered on Form S-8 (File No. 333-31870) and 5,000,000 of which are registered on this Form S-8.

2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Net2000 Communications, Inc. Common Stock as reported on the Nasdaq National Market on June 11, 2001 (i.e., $1.14 per share). Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

INCORPORATION BY REFERENCE

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by Net2000 Communications, Inc. (the “Corporation” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) (File No. 333-31870), with respect to securities offered pursuant to the Net2000 Communications, Inc. 1999 Stock Incentive Plan, are hereby incorporated by reference.

      All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to the Corporation’s Registration Statement on Form S-1, as amended (File No. 333-91987)) and supplemented by the Form of Certificate of Designation (incorporated by reference to the Corporation’s Current Report on Form 8-K (File No. 000-29515))

4.2	Amended and Restated By-Laws (incorporated by reference to the Corporation’s Registration Statement on Form S-1, as amended (File No. 333-91987))

4.3	Amended and Restated 1999 Stock Incentive Plan (incorporated by reference to the Corporation’s Proxy Statement on Form DEF-14A (File No. 000-29515))

5.1	Opinion of Piper Marbury Rudnick & Wolfe LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan (filed herewith)

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Independent Auditors (filed herewith)

24.1	Power of Attorney (filed herewith)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, Commonwealth of Virginia, on the 11th day of June, 2001.

NET2000 COMMUNICATIONS, INC

By:/s/ Clayton A. Thomas, Jr. Clayton A. Thomas, Jr. Chairman of the Board and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Clayton A. Thomas, Jr. Clayton A. Thomas, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 11, 2001

/s/ Donald E. Clarke Donald E. Clarke	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 11, 2001

      A majority of the Board of Directors (Duane Albro, Anthony J. Bolland, Brooke B. Coburn, Steven T. Francesco, Eric Geis, Patrick Gross, Clyde Heintzelman, Clayton A. Thomas).

Date:	June 11, 2001	By:	/s/ Nancy A. Spangler Nancy A. Spangler	Attorney-In-Fact

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to the Corporation’s Registration Statement on Form S-1, as amended (File No. 333-91987)) and supplemented by the Form of Certificate of Designation (incorporated by reference to the Corporation’s Current Report on Form 8-K (File No. 000-29515))

4.2	Amended and Restated By-Laws (incorporated by reference to the Corporation’s Registration Statement on Form S-1, as amended (File No. 333-91987))

4.3	Amended and Restated 1999 Stock Incentive Plan (incorporated by reference to the Corporation’s Proxy Statement on Form DEF-14A (File No. 000-29515))

5.1	Opinion of Piper Marbury Rudnick & Wolfe LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan (filed herewith)

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Independent Auditors (filed herewith)

24.1	Power of Attorney (filed herewith)